Exhibit 99.1

SIGNATURE EXPLORATION HIRES ALAN GAINES AND DR. AMIEL DAVID AS CHAIRMAN/CEO AND COO, RESPECTIVELY

 Houston, Texas, May 24, 2011 (MARKETWIRE) -- Signature Exploration and Production Corp.(OTC Bulletin Board: SXLP) (the “Company”) announced today the hiring of Alan Gaines as its Chief Executive Officer and Dr. Amiel David as our Chief Operating Officer.  They have a combined experience of over 70 years in the energy sector.

 Alan Gaines has approximately 30 years experience as an energy investment and merchant banker.  In 1983, Mr. Gaines co-founded Gaines, Berland Inc., a full service investment bank and brokerage, specializing in global energy markets, with particular emphasis given to small to mid capitalization companies involved primarily in the exploration and production of oil and natural gas, as well as midstream (pipelines and transportation) and downstream (refining and marketing). Gaines, Berland acted as lead underwriter and/or participated in the placement of more than $3 billion of equity and debt securities in the three years prior to Gaines selling his personal stake in the company in 1998.

 Mr. Gaines served as Executive Chairman of the Board of Directors, and founder of Dune Energy, Inc. since May 2001. Mr. Gaines also served as CEO of Dune Energy from inception through May 2007.

 Mr. Gaines holds a B.B.A. in Finance from Baruch College (CUNY) with a minor in Physics and an M.B.A. in Finance (With Distinction-Valedictorian) from The Zarb School, Hofstra University School of Graduate Management.

 Dr. David has over 40 years experience relating to corporate management and financial activities involved in both upstream and midstream operations, including exploration, production, and infrastructure (both onshore and offshore). Dr. David was Managing Director of Duke Capital Partners, a mezzanine provider to, and investor in upstream energy companies. He gained his banking experience through his employment as a senior Vice President of First Union Securities (Wells Fargo) and First City Bank.  Dr. David served as President and Chief Operating Officer of Dune Energy, Inc., a publicly traded oil and gas company based in Houston, Texas, from 2003 through 2007. He later served as a Senior Advisor to the Board of Directors of the company responsible for advisory as well as asset acquisition and divestiture activities. For the past 29 years, Dr. David has been an owner of PeTech Enterprises, Inc., a family owned consulting firm. From 2008 to the present, Dr. David is a co-owner of Amrich Energy, Inc, an oil production company.

 Dr. David received a Ph.D as a Petroleum Engineer from Stanford University, an M.B.A. from the University of Pittsburg, a MSE in Chemical Engineering from the University of Pennsylvania, and a BS in Petroleum Engineering from the University of Tulsa. Dr. David is a member of the SPE and SPEE technical societies, has authored several technical papers, and was a recipient of several awards.

 Steven Weldon, Chief Financial Officer stated, “I am very pleased that Mr. Gaines and Dr. David have joined Signature.  Their professional acumen and experience in all aspects of identifying, financing, drilling, and operating oil and gas properties are a great asset to Signature and its stockholders.”

Alan Gaines, Chairman and Chief Executive Officer, stated, “I am very pleased to be associated with Signature. I fully expect that our new management team will build Signature into an exciting, formidable, and intelligently capitalized company in the near future. Our goal will always be to maximize shareholder value.”

About Signature Exploration and Production Corp.

Signature Exploration and Production Corp. is an independent energy company engaged in the exploration, development, exploitation and acquisition of oil and natural gas properties in conventional producing areas throughout the United States.  Management's strategy is to continue making acquisitions of select properties that have been identified as economically attractive, technically and geologically sound and have significant upside potential.
This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. These statements involve risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements contained herein. Such risks and uncertainties may include, but are not limited to, the impact of oil and gas prices, the ability to manage growth and acquisitions, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the United States Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.